Exhibit 99.2

PROG Holdings, Inc. Announces Intention to Purchase up to $425 Million of Common Stock in Modified Dutch Auction Tender Offer

Tender offer is part of a $1 billion share repurchase program and is expected to commence on November 4, 2021

Company to purchase shares at an anticipated price between $44.00 and $50.00 per share

SALT LAKE CITY, November 3, 2021 – PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced its intention to launch a “modified Dutch auction” tender offer to purchase up to $425 million in value of its common stock, or such lesser amount of shares of its common stock as are properly tendered and not properly withdrawn, at an anticipated cash purchase price per share of not less than $44.00 per share and not more than $50.00 per share, less any applicable withholding taxes and without interest.

PROG Holdings intends to commence the tender offer on November 4, 2021, expiring at 12:00 midnight, New York City time, at the end of the day on December 3, 2021, unless the tender offer is extended or earlier terminated. The tender offer is expected to be funded through a combination of cash on hand, borrowings under its existing revolving facility, and/or new debt.

“Our decision to purchase approximately 15% of our outstanding shares of common stock through a tender offer is the next step in the evolution of our capital allocation strategy, which includes as one of its primary objectives returning capital to our shareholders. The cash generating ability of our high-growth, asset-light business model presents multiple opportunities to deploy capital and optimize our balance sheet to enhance shareholder value,” said PROG Holdings President and CEO Steve Michaels. “We believe this decision to modestly leverage our strong balance sheet to purchase shares during favorable market conditions will lower our cost of capital without impacting our ability to continue investing in organic growth and attractive M&A opportunities, and to potentially return excess cash to shareholders in other ways.”

The tender offer is being launched as part of a newly authorized $1 billion share repurchase program, which replaces PROG Holdings’ prior $300 million program. Under the new authorization, purchases can be made from time to time using a variety of methods, which may include tender offers, open market purchases, purchases effected through 10b5-1 trading plans accelerated share repurchase programs or other transactions. The amount of any shares of PROG Holdings’ common stock that are purchased under the new repurchase program and the timing of any such purchases will be determined based on market conditions and other factors, and the program may be suspended or discontinued at any time.

A “modified Dutch auction” tender offer allows shareholders to indicate how many shares of common stock and at what price within the range described above they wish to tender their shares. Based on the number of shares tendered and the prices specified by the tendering shareholders, PROG Holdings will determine the lowest price per share within the specified range that will enable PROG Holdings to purchase shares having an aggregate purchase price of up to $425 million, or such lesser amount of shares of common stock that are properly tendered and not properly withdrawn prior to the expiration date of the tender offer. In addition, if shares having an aggregate purchase price of more than $425 million are tendered in the tender offer and not properly withdrawn, PROG Holdings reserves the right to accept for purchase at the purchase price pursuant to the tender offer up to an additional 2% of its outstanding shares without amending or extending the tender offer. PROG Holdings will also have the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements.

While PROG Holdings’ Board of Directors has authorized PROG Holdings to make the tender offer, neither PROG Holdings nor its Board of Directors makes any recommendation as to whether any shareholder should participate or refrain from participating in the tender offer or as to the purchase price or purchase prices at which shareholders may choose to tender their shares in the tender offer. PROG Holdings has not authorized any person to make any such recommendation. Shareholders must decide whether to tender their shares of common stock and, if so, how many shares to tender and at what price or prices to tender. In doing so, shareholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer and should consult their own broker or other financial, legal, and tax advisors.

Additional Information Regarding the Tender Offer

The tender offer described in this press release has not yet commenced, and there can be no assurance that PROG Holdings will commence the tender offer on the terms described in this release. This press release is for informational purposes only. This press release is not a recommendation to buy or sell shares of common stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by PROG Holdings. The tender offer will only be made pursuant to the offer to purchase, the letter of transmittal and related materials filed as a part of the Schedule TO. When available, shareholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer. Once the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that PROG Holdings will be filing with the SEC at the SEC’s website at www.sec.gov or from the information agent for the tender offer.

About PROG Holdings, Inc.

PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. PROG Holdings owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, provider of Buy Now, Pay Later payment options through its platform Four. More information on PROG Holdings’ companies can be found at https://www.progholdings.com.

Forward Looking Statements

Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “intention”, “anticipated”, “intends”, “expected”, “expects”, “believe” “may” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity, including risks arising from the increased level of debt that we expect to incur in connection with the tender offer to purchase up to $425 million of our common stock; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (v) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (vi) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (vii) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic, and for loan losses, with respect to our Vive segment; (viii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of PROG Holdings’ Aaron’s Business segment may not be achieved in a timely manner, or at all:

(ix) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; (x) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisition of Four; (xi) Four’s business model differing significantly from Progressive Leasing’s and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; (xii) our ability to consummate the tender offer on the terms and timing described herein, or at all, and to realize the benefits expected from the tender offer; and (xiii) the other risks and uncertainties discussed under “Risk Factors” in the PROG Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Statements in this press release that are “forward-looking” include without limitation statements about (i) the execution, amount and timing of, and benefits expected from, our expected tender offer to purchase up to $425 million of our common stock; (ii) the nature and amount of any other share repurchases under the $1 billion repurchase program authorized by our Board of Directors; (iii) our future plans and expectations with respect to capital allocation; (iv) our future cash generating ability; (v) our ability to continue investing in organic growth and M&A opportunities, and to return capital to shareholders in ways other than the aforementioned tender offer; and (vi) our ability to enhance shareholder value. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, PROG Holdings undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

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Investor Contact

John A. Baugh, CFA

Vice President, Investor Relations

john.baugh@progleasing.com

Media Contact

Mark Delcorps

Director, Corporate Communications

media@progleasing.com